				  Exhibit 99.1


FOR IMMEDIATE RELEASE:	WEDNESDAY, SEPTEMBER 7, 2005

	Versar Appoints Larry Sinnott as Chief Operating
			Officer for the Company

Springfield, VA, Wednesday, September 7, 2005 - VERSAR, Inc. (Amex: VSR) Versar, Inc. (Versar), announced today that Lawrence (Larry) W. Sinnott, MBA, CPA, the Companys current Chief Financial Officer was elected to take on the additional responsibility of Chief Operating Officer for the Company. Mr. Sinnott has over twenty-two years of experience in the government contracting arena and holds both an undergraduate and MBA degree from Virginia Tech.

Dr. Ted Prociv, President and CEO said, I have the obligation to continue focusing on our business strategy for the Company to ensure our long term growth and financial success. This mission requires me to spend increasingly more time in the marketplace and with the investment community. Ive therefore appointed Mr. Sinnott to this position to allow me to do my strategic job better. Mr. Sinnott has assisted me in creating new initiatives to improve business discipline, project management, operations marketing and overall cost control and is the ideal executive to focus the company on improving financial performance. We have had many changes in Versar over the last five years are at that point of our corporate transformation where we can financially stabilize the operations and produce more consistent and predictable results. Mr. Sinnott will continue to hold the title of Chief Financial Officer, but will divest some of his current responsibilities to other executives in the company.

Versar, Inc., headquartered in Springfield, VA, is a publicly held professional services firm supporting government and industry in national defense/homeland defense programs, environmental health and safety and infrastructure revitalization. Versar operates a number of web sites, including the corporate Web sites, http://www.versar.com, http://www.homelanddefense.com, and http://www.geomet.com; and a
B2B portal for homeland defense products and services, http://www.nbcprotect.com and http://www.dtaps.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versars Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2004. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.


Contact:  James Dobbs   (703) 642-6712   Email: jdobbs@versar.com